Exhibit 99.2

                                                NEWS

Charter Prices $750 Million Senior Unsecured Notes

St. Louis, Missouri, January 11, 2012 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, the “Company” or “Charter”) today announced that its subsidiaries, CCO Holdings, LLC and CCO Holdings Capital Corp., (collectively, the “Issuers”) have priced their previously announced public offering of $750 million in aggregate principal amount of senior unsecured notes due 2022 (the “Notes”). The Notes will bear an interest rate of 6.625 percent per annum and will be issued at a price of 99.500 percent of the aggregate principal amount.
The Notes will result in net proceeds to the Company of approximately $736.5 million after deducting underwriting discounts and commissions. Charter intends to use the net proceeds from the sale of the Notes and borrowings under its revolving credit facility to finance the previously announced tender offers and consent solicitations for any and all of Charter Communications Operating, LLC’s 8.00% senior second lien notes due 2012 and 10.875% senior second lien notes due 2014 and certain of CCH II, LLC’s 13.50% senior notes due 2016. The Company expects to close the offering of Notes on January 26, 2012, subject to customary closing conditions. The offering and sale of the Notes were made pursuant to a shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (“SEC”).
Credit Suisse Securities (USA) LLC acted as the Lead Bookrunning Manager for the offering. The offering was made only by means of a prospectus supplement dated January 11, 2012, and the accompanying base prospectus, copies of which may be obtained on the SEC’s website at www.sec.gov or by contacting Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010, 1-800-221-1037.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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Contact:

Media:	Analysts:
Anita Lamont	Robin Gutzler
314-543-2215	314-543-2389

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity," "tentative," "positioning" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

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our ability to sustain and grow revenues and free cash flow by offering video, Internet, telephone, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures and the difficult economic conditions in the United States;

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the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, and digital subscriber line (“DSL”) providers and competition from video provided over the Internet;

•	general business conditions, economic uncertainty or downturn, high unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	the effects of governmental regulation on our business;

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the availability and access, in general, of funds to meet our debt obligations, prior to or when they become due, and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets; and

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our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

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